UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

METROPOLITAN BANK HOLDING CORP.

(Exact name of registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

99 Park Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

(212) 659-0600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2023, Gregory A. Sigrist, Executive Vice President and Chief Financial Officer (“CFO”) of Metropolitan Holding Corp. (the “Company”), the holding company for Metropolitan Commercial Bank (the “Bank”), informed the Company that he intends to resign from his roles at the Company and the Bank, to be effective October 31, 2023 (the “Resignation Date”). Mr. Sigrist is expected to remain with the Company through the Resignation Date to assist in the transition of his responsibilities. Mr. Sigrist’s resignation from the Company and the Bank was for personal reasons and is not a result of any disagreement with the Company or the Bank on any matter relating to the operations, policies or practices of the Company or the Bank.

The Company has commenced a search for qualified candidates for the CFO position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: October 4, 2023	By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer